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Form BCA-10.30
(Rev. Jan. 1991)          ARTICLES OF AMENDMENT   File # D 5116--186--6
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George H. Ryan            FILED
Secretary of State        DEC 28 1993
Department of Business    GEORGE H. RYAN             SUBMIT IN DUPLICATE
Services                  SECRETARY OF STATE
Springfield, IL 62756
Telephone (217) 782-6961
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Remit payment in check                             This space for use by
or money order, payable                              Secretary of State
to "Secretary of State."
                                                  Date          2/28/93
                                                  Franchise Tax $
                                                  Filing Fee    $25.00
                                                  Penalty       $

                                                  Approved:
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1.   CORPORATE NAME:  Standard Parking Corporation
                    ------------------------------------------------------------
                                                                        (Note 1)

2.   MANNER OF ADOPTION:

      The following amendment of the Articles of Incorporation was adopted on November 30, 1993 in the manner indicated below. ("X" one box only)

|_| By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected; or by a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;

                                                                        (Note 2)

|_| By a majority of the board of directors, in accordance with Section 10.15, shares having been issued by shareholder action not being required for the adoption of this amendment;

                                                                        (Note 3)

|_| By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statue and by the articles of incorporation were voted in favor of the amendment;

                                                                        (Note 4)

|_| By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;

                                                                        (Note 4)

|_| By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all of the shareholders entitled to vote on this amendment.

                                                                        (Note 4)

                               (INSERT AMENDMENT)

(Any article being amended is required to be set forth in its entirety.) (Suggested language for an amendment to change the corporate name is RESOLVED, that the Articles of Incorporation be amended to read as follows:)


------------------------------------------------------------------------------
                                   (NEW NAME)

                                      PAID
                                   DEC 29 1993

                 All changes other than name, include on page 2
                                     (over)
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                                   Resolution

RESOLVED, that the Articles of Incorporation be amended to read as follows:

   "Article 3.  Purpose or purposes for which the corporation is organized:
   To transact any or all lawful activities and businesses which are authorized by the Illinois Business Corporation Act of 1983, as amended, and to purchase or to otherwise acquire, hold use, own mortgage, sell, convey, lease or otherwise dispose of and deal in real and personal property of every class and description or any interest therein.
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3.    The manner in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable, insert "No change")

      No change

4. (a) The manner in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert "No change")

      No change

      (b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts as changed by this amendment is as follows: (If not applicable, insert "No change")

      No change

                                      Before Amendment  After Amendment

                    Paid-in Capital   $                 $
                                       -------------     -------------

                       (Complete either Item 5 or 6 below)

5. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

      Dated       December 10, 1993              Standard Parking Corporation
           --------------------------------   ----------------------------------
                                                  (Exact Name of Corporation)

      attested by /s/ Michael K. Wolf           by    /s/ Myron C. Warshauer
                 --------------------------     --------------------------------
                 (Signature of Secretary or     (Signature of President or Vice
                    Assistant Secretary)                    President)

                 Michael K. Wolf, Secretary      Myron C. Warshauer, President
                 --------------------------     -------------------------------
              (Type or Print Name and Title)     (Type or Print Name and Title)

6. If amendment is authorized by the incorporators, the incorporators must sign below.

                                       OR

      If amendment is authorized by the directors and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below.

      The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

      Dated
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